Methode Electronics, Inc. Logo

August 2003

TM Capital Corp. Merchant Bankers & Financial Advisors

Table of Contents

TAB
Current Capitalization	I

Financial Summary	II

Stock Price & Volume History	III

Analysis of Selected Publicly Traded Companies	IV

Profile of Dura Automotive Systems, Inc	V

Analysis of Premiums Offered by Dura Automotive Systems, Inc	VI

Dual Class Stock Trading Analysis	VII

Recent Acquisitions Involving Dual Equity Class Companies	VIII

Premium Analysis of Recent M&A Transactions	IX

Premiums Paid for Significant Ownership Purchases	X

Recent Equity Recapitalization Transactions	XI

Control Voting Stock Proportion and Conversion Ratio Relationship	XII

E.P.S Accretion (Dilution) Analysis	XIII

Premium / Non-Control Dilution Sensitivity Analysis	XIV

TAB I

Voting Rights

	Prior to Repurchase			After Repurchase (b)
Classification of Stock	Shares Outstanding		Percent of Total Outstanding	Shares Outstanding		Percent of Total Outstanding	Voting Rights
Class A Common Stock (excluding exercisable options)	35,308,161	(a)	97.0%	35,308,161	(a)	99.1%

The affirmative vote of the holders of a majority of the Class A common stock present in person or by proxy at the annual meeting are entitled to elect 25 of the authorized number of directors, rounded up to a whole number, with each Class A share having one vote. Unless otherwise required by law or Methode’s Restated Certificate of Incorporation, the holders of Class A common stock are entitled to one-tenth of a vote per share on all other matters. The corporation may pay dividends to holders of Class A Stock in excess of dividends paid, or without paying dividends to, holders of Class B Stock.

Class B Common Stock (excluding exercisable options)	1,087,305		3.0%	337,305		0.9%

The affirmative vote of the holders of a majority of the Class B common stock in person or by proxy at the annual meeting are entitled to elect all remaining directors, with each Class B share having one vote. Unless otherwise required by law or Methode’s Restated Certificate of Incorporation, the holders of Class B common stock are entitled to one vote per share on all other matters. Whenever a dividend is paid to the holders of Class B Stock, the corporation also shall pay to the holders of Class A Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Stock.

	36,395,466		100.0%	35,645,466		100.0%

(a)           As of July 25, 2003, as stated in the Methode Electronics, Inc. Form 10-K.

(b)           Reflects repurchase of 750,000 shares of Class B Common Stock at $22.75 per share on July 21, 2003 pursuant to an agreement (the “Agreement”) with the William J. McGinley Marital Trusts and affiliates (together, the “Trusts”). The Agreement provides that the Trusts, which now hold 181,759 shares of Class B Common Stock, or 53.9% of the outstanding shares, will vote their shares in favor of a merger converting all remaining Class B shares into the right to receive $23.55 per share in cash, resulting in a weighted average repurchase price of $23.00 per share.

Economic Interest and Voting Analysis Summary

	Economic Interest					Ordinary Voting
	Prior to Repurchase		After Repurchase (a)			Prior to Repurchase		After Repurchase (a)
Classification of Stock	Beneficially Owned	Percent of Total Outstanding	Beneficially Owned	Percent of Total Outstanding	Election of Directors (b)	Votes	Percent of Total	Votes	Percent of Total
Class A Stock	35,308,161	97.0%	35,308,161	99.1%	25.0%	3,530,816	76.5%	3,530,816	91.3%
Class B Stock	1,087,305	3.0%	337,305	0.9%	75.0%	1,087,305	23.5%	337,305	8.7%

Total Shares Outstanding	36,395,466	100.0%	35,645,466	100.0%	100.0%	4,618,121	100.0%	3,868,121	100.0%

(a)           Reflects repurchase of 750,000 shares of Class B Common Stock at $22.75 per share on July 21, 2003 pursuant to an agreement (the “Agreement”) with the William J. McGinley Marital Trusts and affiliates (together, the “Trusts”). The Agreement provides that the Trusts, which now hold 181,759 shares of Class B Common Stock, or 53.9% of the outstanding shares, will vote their shares in favor of a merger converting all remaining Class B shares into the right to receive $23.55 per share in cash, resulting in a weighted average repurchase price of $23.00 per share.

(b)           Class A stock as a class is entitled to elect 25% of the authorized number of directors rounded up to a whole number, with Class B stock electing the remaining directors as a class. Such separate class voting for directors is eliminated if fewer than 100,000 Class B shares are outstanding.

Current Capitalization—Prior to July 2003 Repurchase

	Class A Stock			Class B Stock			Total All Classes
Shareholders	Beneficially Owned		Percent of Class	Beneficially Owned		Percent of Class	Beneficially Owned		Percent of Total Outstanding
Directors and Officers:
William T. Jensen, Chairman	120,133		0.3%	—		—	120,133		0.3%
Warren L. Batts, Director	14,000		0.0%	—		—	14,000		0.0%
William C. Croft, Director	87,400		0.2%	—		—	87,400		0.2%
Donald W. Duda, President	2,513		0.0%	—		—	2,513		0.0%
Douglas A. Koman, V.P. — Corporate Finance	3,507		0.0%	—		—	3,507		0.0%
Robert J. Kuehnau, V.P. — Treasurer and Controller	32,839		0.1%	—		—	32,839		0.1%
James W. McGinley, Director	627	(a)	0.0%	10,270	(a)	0.9%	10,897		0.0%
Robert R. McGinley, Director	119,200	(b)	0.3%	23,308	(b)	2.1%	142,508		0.4%
James F. McQuillen — Executive V.P.	21,861		0.1%	—		—	21,861		0.1%
Roy M. Van Cleave — Director	500		0.0%	500		0.0%	1,000		0.0%
George C. Wright, Director	83,469	(c)	0.2%	6,540	(c)	0.6%	90,009		0.2%
Total Directors and Officers	486,049		1.4%	40,618		3.7%	526,667		1.4%
Estate of William J. McGinley	35,000		0.1%	880,901		81.0%	915,901		2.5%
Institutional Investors:
Barclays Global Investors, NA	2,895,317		8.2%	—		—	2,895,317		8.0%
T. Rowe Price Associates, Inc.	2,704,703		7.7%	—		—	2,704,703		7.4%
NFJ Investment Group, Inc.	1,675,600		4.7%	—		—	1,675,600		4.6%
LSV Asset Management	1,462,800		4.1%	—		—	1,462,800		4.0%
Royce & Associates, LLC	1,235,600		3.5%	—		—	1,235,600		3.4%
David L Babson & Company, Inc.	1,018,075		2.9%	—		—	1,018,075		2.8%
Vanguard Group, Inc.	804,303		2.3%	—		—	804,303		2.2%
Keeley Asset Management Corp.	627,671		1.8%	—		—	627,671		1.7%
Putnam Investment Management, LLC	626,785		1.8%	—		—	626,785		1.7%
Principal Global Investors	613,727		1.7%	—		—	613,727		1.7%
Lord, Abbett & Co.	606,317		1.7%	—		—	606,317		1.7%
American Century Investment Mgmt.	583,252		1.7%	—		—	583,252		1.6%
State Street Global Advisors (U.S.)	579,622		1.6%	—		—	579,622		1.6%
Batterymarch Financial Management, Inc.	529,650		1.5%	—		—	529,650		1.5%
Silvercrest Asset Management Group, LLC	523,320		1.5%	—		—	523,320		1.4%
Loeb Partners Corp.	—		—	65,900		6.1%	65,900		0.2%
Other Institutional Investors	11,128,025		31.5%	—		—	11,128,025		30.6%
Total Institutional	27,614,767		78.2%	65,900		6.1%	27,680,667		76.1%
Other Shares Outstanding	7,172,345		20.3%	99,886		9.2%	7,272,231		20.0%
Total Shares Outstanding	35,308,161		100.0%	1,087,305		100.0%	36,395,466	(d)	100.0%

(a)           Excludes 35,000 shares of Class A stock and 880,901 shares of Class B stock held by Mr. James W. McGinley as special fiduciary and beneficiary of the William J. McGinley Trusts. Includes 22 shares of Class A stock and 10,002 shares of Class B stock indirectly owned by Mr. James W. McGinley as co-trustee.

(b)           Excludes 35,000 shares of Class A stock and 880,901 shares of Class B stock held by Mr. Robert R. McGinley as special fiduciary and beneficiary of the William J. McGinley Trusts. Also excludes 22 shares of Class A stock and 10,002 shares of Class B stock indirectly owned by Mr. Robert R. McGinley as co-trustee.

(c)           Includes 83,469 shares of Class A stock and 6,540 shares of Class B stock indirectly owned by Mr. George C. Wright as co-trustee.

(d)           Does not include options outstanding.

Sources:

Methode Electronics, Inc. Proxy Statement dated June 12, 2003, subsequent Forms 4 and Methode Electronics, Inc.

TAB II

Summary Historical & Projected Financial Data*

*                 Source: Methode Electronics, Inc.; FY 2003 data reflects internal financial statements.

Consolidated Historical & Projected Income Statements*

($s in millions, except per share data)

	Fiscal Year Ended April 30, (a)					Fiscal Year Ending April 30,
	1999	2000	2001 (b)	2002 (c)	2003	2004E	2005E	2006E
Revenues:
Net Sales	$362.1	$357.6	$359.7	$319.7	$362.3	$352.5	$406.8	$480.3
Other	5.6	3.2	2.4	1.9	0.8	0.7	1.9	1.9
Total Revenues	367.7	360.9	362.1	321.6	363.1	353.2	408.8	482.2
Cost of Products Sold	263.8	264.9	282.3	242.5	282.5	270.2	304.4	357.3
Gross Profit	103.9	96.0	79.9	79.1	80.6	83.0	104.4	124.9
Depreciation & Amortization	16.0	15.6	15.9	16.1	17.2	18.3	18.3	19.5
Selling and Administrative Expenses	41.1	41.8	40.0	41.9	32.7	30.4	42.3	48.3
Provision for Exiting Business	3.1	—	—	—	—	—	—	—
Operating Income	43.7	38.6	24.0	21.0	30.6	34.3	43.7	57.1
Interest, Net	1.0	1.7	1.7	1.2	1.2	1.0	1.4	1.5
Other, Net	0.3	0.6	1.2	1.1	0.2	0.2	0.2	0.2
Income from Continuing Operations before Income Taxes	45.0	40.9	26.8	23.4	32.0	35.4	45.3	58.7
Income Taxes	15.7	13.8	8.2	7.0	10.1	11.2	15.0	19.4
Income from Continuing Operations (d)	$29.3	$27.1	$18.6	$16.4	$21.8	$24.3	$30.4	$39.4
Earnings Per Share from Continuing Operations, Diluted	$0.83	$0.76	$0.52	$0.45	$0.60	$0.67	$0.83	$1.08
Dividends Per Share — Class A and Class B Shareholders	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20
Weighted Average Shares, Diluted (Millions) (e)	35.4	35.5	35.8	36.1	36.4	36.4	36.4	36.4
EBITDA Calculation
Operating Income	$43.7	$38.6	$24.0	$21.0	$30.6	$34.3	$43.7	$57.1
Depreciation & Amortization	16.0	15.6	15.9	16.1	17.2	18.3	18.3	19.5
EBITDA	$59.7	$54.2	$39.9	$37.2	$47.8	$52.6	$62.1	$76.6
Net Sales Growth	—	(1.2%)	0.6%	(11.1%)	13.3%	(2.7%)	15.4%	18.1%
As a% of Net Sales
Gross Margin	28.7%	26.8%	22.2%	24.7%	22.2%	23.6%	25.7%	26.0%
Operating Expenses as a% of Sales	16.6%	16.1%	15.5%	18.2%	13.8%	13.8%	14.9%	14.1%
EBITDA Margin	16.5%	15.2%	11.1%	11.6%	13.2%	14.9%	15.3%	16.0%
Operating Margin	12.1%	10.8%	6.7%	6.6%	8.4%	9.7%	10.7%	11.9%
Income from Continuing Operations Margin	8.1%	7.6%	5.2%	5.1%	6.0%	6.9%	7.5%	8.2%

*                  Source: Methode Electronics, Inc.; FY 2003 data reflects internal financial statements.

(a)           Fiscal Years Ended April 30, 1999-April 30, 2000 have been restated for the spin-off of Stratos Lightware, Inc.

(b)           Excludes after-tax charge of $5.9 million, net of special charges and insurance gains. Income from Continuing Operations was $12.8 million if these charges were included.

(c)           Excludes after-tax warranty, restructuring charges and tax credits. Income from continuing operations was $0.3 million if these charges were included.

(d)           After-tax Income from Discontinued Operations was $3.5 million in 1999, $3.8 million in 2000 and $6.6 million in 2001, including costs associated with the Stratos spin-off of $1.3 million in 2001.

(e)           Assumes approximately 36.4 million weighted average shares outstanding for projected years.

Consolidated Historical & Projected Balance Sheets*

($s in millions)

	As of April 30, (a)					Estimated as of April 30,
	1999	2000	2001	2002	2003	2004E	2005E	2006E
ASSETS:
Cash & Cash Equivalents	$22.2	$28.9	$42.8	$49.9	$64.3	$74.8	$83.1	$86.5
Accounts Receivable, Net	79.2	67.3	66.1	64.1	58.2	63.6	67.8	80.1
Inventories	42.3	47.7	51.4	37.0	31.9	31.1	34.9	39.9
Current Deferred Income Taxes	4.7	5.1	8.6	8.4	9.5	9.3	10.7	12.6
Prepaid Expenses	5.5	4.3	8.4	6.1	11.8	11.5	13.0	14.8
Total Current Assets	153.8	153.4	177.3	165.4	175.8	190.3	209.4	234.0
Property, Plant & Equipment, Net	78.4	70.9	70.1	70.0	82.9	84.6	88.3	92.7
Goodwill, Net	38.2	38.7	27.6	18.2	18.1	18.2	18.1	18.1
Other	14.7	16.9	19.9	38.3	38.7	41.5	42.6	48.7
Total Assets	$285.1	$279.8	$294.9	$291.9	$315.5	$334.5	$358.3	$393.5
LIABILITIES & SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts & Notes Payable	$22.8	$27.0	$27.7	$27.3	$24.5	$28.0	$25.1	$26.3
Other Current Liabilities	29.1	21.2	26.3	22.9	24.8	22.9	24.8	24.8
Total Current Liabilities	51.9	48.2	54.0	50.2	49.3	50.9	49.9	51.1
Other Liabilities	3.6	3.9	5.3	5.3	6.1	5.9	6.8	8.0
Deferred Compensation	7.3	6.9	6.3	6.5	5.1	5.6	6.2	6.8
Total Liabilities	62.8	59.0	65.6	62.1	60.5	62.4	62.9	65.9
Stockholders’ Equity:
Common Stock	17.4	18.0	18.1	18.1	18.1	18.1	18.1	18.1
Additional Paid-in Capital	(2.6)	28.0	33.3	33.3	33.3	33.3	33.3	33.3
Retained Earnings	214.1	181.4	190.6	191.1	216.3	233.4	256.6	288.9
Other Stockholders’ Equity	(6.6)	(6.5)	(12.7)	(12.7)	(12.7)	(12.7)	(12.7)	(12.7)
Total Stockholders’ Equity	222.3	220.9	229.3	229.8	255.0	272.1	295.4	327.6
Total Liabilities & Stockholders’ Equity	$285.1	$279.8	$294.9	$291.9	$315.5	$334.5	$358.3	$393.5
Book Value Per Share	$6.21	$6.13	$6.34	$6.36	$7.06	$7.54	$8.18	$9.08
Number of Shares Outstanding (b)	35.8	36.0	36.2	36.2	36.1	36.1	36.1	36.1

*                  Source: Methode Electronics, Inc.; FY 2003 data reflects internal financial statements.

(a)           Fiscal Years Ended April 30, 1999-April 30, 2000 have been restated for the spin-off of Stratos Lightwave, Inc.

(b)           Assumes outstanding number of shares of approximately 36.1 million for projected years.

Consolidated Historical & Projected Cash Flow Statements*

($s in millions)

	Year Ended April 30,					Year Ending April 30,
	1999	2000	2001	2002	2003	2004E	2005E	2006E
Cash Flows from Operating Activities:
Net Income from Continuing Operations	$29.3	$27.1	$18.6	$16.4	$21.8	$24.3	$30.4	$39.4
Adjustments to Reconcile Net Income from Continuing Operations to Net Cash Provided by Operating Activities:
Provision for Depreciation and Amortization	16.0	15.6	15.9	16.1	17.2	18.3	18.3	19.5
Provision for Losses on Accounts Receivable	1.1	3.0	1.4	—	—	—	—	—
Provision for Impairment of Assets	—	—	—	—	—	—	—	—
Provision for Deferred Compensation and SEBP	0.4	0.7	—	—	—	—	—	—
Deferred Income Taxes	(1.1)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)
Amortization of Stock Awards	2.2	1.9	0.8	—	—	—	—	—
Provision for Loss on Idle Equipment	—	1.0	0.6	—	—	—	—	—
Contribution of Treasury Stock to ESOP	—	1.2	—	—	—	—	—	—
(Increase) Decrease in Accounts Receivable	(19.3)	8.9	(0.2)	2.1	5.8	(5.4)	(4.2)	(12.2)
(Increase) Decrease in Inventories	3.9	(6.3)	(3.6)	14.4	5.0	0.9	(3.8)	(5.0)
(Increase) Decrease in Current Deferred Income Taxes and Prepaid Expenses	(2.5)	1.2	(5.5)	(5.2)	(4.1)	(2.7)	(3.0)	(9.0)
Increase (Decrease) in Accounts Payable and Accrued Expenses	2.3	1.4	9.1	(3.8)	(0.9)	1.6	(0.9)	1.1
Net Cash (Used in) Provided by Operating Activities	32.3	54.8	36.4	39.2	44.1	36.2	36.0	32.9
Cash Flows from Investing Activities:
Purchases of Property, Plant & Equipment	(17.5)	(12.9)	(15.6)	(12.0)	(23.8)	(20.0)	(22.0)	(24.0)
Purchases of Subsidiaries	(1.5)	(1.0)	—	(13.0)	—	—	—	—
Proceeds from (Purchases of) Life Insurance Policies	(0.9)	(1.1)	(1.2)	(0.9)	—	—	—	—
Proceeds from Sale of Assets	—	3.5	—	—	—	—	—	—
Other	1.9	(5.0)	3.8	—	—	—	—	—
Net Cash (Used in) Provided by Investing Activities	(18.1)	(16.4)	(13.0)	(25.9)	(23.8)	(20.0)	(22.0)	(24.0)
Cash Flows from Financing Activities:
Borrowings (Repayments) on Lines of Credit & Long-term Borrowings	1.6	(3.6)	(1.2)	—	—	—	—	—
Exercise of Stock Options	—	1.3	2.7	1.0	1.3	1.5	1.5	1.8
Treasury Stock Transactions	(3.1)	0.5	—	—	—	—	—	—
Cash Dividends	(7.1)	(7.1)	(7.1)	(7.2)	(7.2)	(7.2)	(7.2)	(7.2)
Other	—	—	—	—	—	—	—	—
Net Cash (Used in) Provided by Financing Activities	(8.6)	(8.9)	(5.6)	(6.2)	(6.0)	(5.7)	(5.7)	(5.5)
Net Cash (Used in) Discontinued Operations	(7.6)	(22.9)	(1.0)	—	—	—	—	—
Net Cash (Used in) Special Charge	—	—	(2.9)	—	—	—	—	—
Increase (Decrease) in Cash and Cash Equivalents	(2.0)	6.7	13.9	7.1	14.4	10.5	8.3	3.5
Cash and Cash Equivalents at Beginning of Period	24.2	22.2	28.9	42.8	49.9	64.3	74.8	83.1

Cash and Cash Equivalents at End of Period	$22.2	$28.9	$42.8	$49.9	$64.3	$74.8	$83.1	$86.5

*                  Source: Methode Electronics, Inc.; FY 2003 data reflects internal financial statements.

Historical & Projected Sales by Segment *

*                  Source: Methode Electronics, Inc.

                        Note: Total sales does not include corporate discounts.

Selected Historical & Projected Operating Data by Segment*

	Fiscal Year Ended April 30,					Fiscal Year Ending April 30,
	1999	2000	2001(a)	2002(b)	2003	2004E	2005E	2006E
Net Sales:
Electronic:
Automotive	$206.2	$216.5	$213.3	$221.2	$268.3	$274.6	$321.9	$386.8
Non-Automotive	108.4	96.4	104.0	55.6	57.2	40.9	45.0	49.5
Electronic-Total	314.6	312.9	317.3	276.9	325.5	315.5	366.9	436.3
Optical	18.3	20.8	27.8	28.0	19.5	16.6	21.4	23.5
Other	30.8	25.8	17.9	14.8	17.3	20.4	22.0	24.0
Corporate (Discounts)	(1.6)	(1.9)	(3.2)	—	—	—	(3.5)	(3.5)
Total Net Sales	$362.1	$357.6	$359.7	$319.7	$362.3	$352.5	$406.8	$480.3

Operating Profit
Electronic:
Automotive	$36.6	$37.2	$20.5	$24.7	$33.9	$37.0	$50.1	$60.5
Non-Automotive	19.6	11.4	7.6	0.5	3.1	1.1	4.2	5.9
Electronic-Total	56.3	48.6	28.1	25.2	36.9	38.1	54.3	66.4
Optical	1.7	0.4	2.8	1.0	(0.8)	0.5	2.7	3.5
Other	(4.8)	1.1	1.9	0.4	0.5	1.0	2.1	3.1
Corporate	(9.5)	(11.5)	(8.9)	(5.5)	(5.9)	(5.4)	(15.4)	(15.9)
Total Operating Income	$43.7	$38.6	$24.0	$21.0	$30.6	$34.3	$43.7	$57.1

Net Sales Growth:
Electronic:
Automotive	NA	5.0%	(1.5)%	3.7%	21.3%	2.3%	17.2%	20.2%
Non-Automotive	NA	(11.1)%	7.9%	(46.5)%	2.7%	(28.4)%	10.0%	10.0%
Electronic-Total	NA	(0.5)	1.4%	(12.7)%	17.6%	(3.1)%	16.3%	18.9%
Optical	NA	13.4%	33.6%	0.7%	(30.3)%	(14.9)%	28.9%	9.8%
Other	NA	(16.2)%	(30.8)%	(17.0)%	17.0%	17.6%	7.9%	9.1%
Total Net Sales Growth (Decline)	NA	(1.2)%	0.6%	(11.1)%	13.3%	(2.7)%	15.4%	18.1%

Operating Margin:
Electronic:
Automotive	17.8%	17.2%	9.6%	11.1%	12.6%	13.5%	15.5%	15.6%
Non-Automotive	18.1%	11.8%	7.3%	0.9%	5.3%	2.7%	9.4%	11.9%
Electronic-Total	17.9%	15.5%	8.9%	9.1%	11.3%	12.1%	14.8%	15.2%
Optical	9.5%	1.7%	10.1%	3.5%	(4.2)%	3.3%	12.6%	15.1%
Other	(15.7)%	4.3%	10.9%	2.7%	2.6%	4.9%	9.8%	13.0%
Total Operating Margin	12.1%	10.8%	6.7%	6.6%	8.4%	9.7%	10.7%	11.9%

*                  Source: Methode Electronics, Inc.; FY 2003 data reflects internal financial statements.

(a)           Excludes special charge and insurance gain.

(b)           Excludes after-tax warranty, restructuring charges and tax credits.

TAB III

Daily Closing Stock Price—1/3/00 to 8/4/03*

*                 Stock prices prior to April 28, 2001 adjusted for Stratos Lightwave spinoff.

30 Trading Day Daily Closing Stock Price—6/23/03 to 8/4/03

Daily Trading Premium (Discount) of Class B Stock: 1/3/00 - 8/4/03

Monthly Stock Trading Volume—1/00 to 7/03

30 Trading Day Daily Stock Trading Volume—6/23/03 to 8/4/03

TAB IV

Analysis of Selected Publicly Traded Electronic Component Manufacturing Companies

($s in millions)

	Selected Publicly Traded Companies
	Amphenol Corporation	CTS Corporation	Delphi Corporation	Dura Automotive Systems, Inc.		Littelfuse, Inc.	Molex Incorporated	Thomas & Betts Corporation	Median	Methode Electronics, Inc.
Operating Data (Latest 12 months)	6/30/2003	6/29/2003	6/30/2003	6/30/2003		6/28/2003	6/30/2003	6/29/2003		4/30/2003
Revenues	$1,117.8	$450.0	$27,693.0	$2,337.3		$287.0	$1,843.1	$1,296.7	$1,296.7	$363.1
Five-Year Compound Sales Growth	4.4%	2.6%	(2.3)%	35.0%		0.8%	3.0%	(9.6)%	2.6%	(1.2)%
Gross Profit	$380.9	$92.8	$3,348.0	$307.1		$93.0	$609.7	$338.9		$80.6
Gross Margin	34.1%	20.6%	12.1%	13.1%		32.4%	33.1%	26.1%	26.1%	22.2%
EBITDA	$219.3	$49.8 (a)	$1,750.0 (a)	$216.3	(c)	$40.4 (a)	$332.6 (c)	$109.7 (a)		$47.8
EBITDA Margin	19.6%	11.1%	6.3%	9.3%		14.1%	18.0%	8.5%	11.1%	13.2%
Operating Income	$183.1	$11.9(a )	$740.0 (a)	$144.6		$21.5 (a)	$108.5	$60.2(a )		$30.6
Operating Margin	16.4%	2.6%	2.7%	6.2%		7.5%	5.9%	4.6%	5.9%	8.4%
Net Income	$85.9	$(10.7)	$389.0	$33.1		$13.3	$84.9	$14.8		$21.8
Net Profit Margin	7.7%	(2.4)%	1.4%	1.4%		4.6%	4.6%	1.1%	1.4%	6.0%
Balance Sheet Data (Latest Available)
Cash & Equivalents	$22.3	$6.7	$730.0	$163.0		$42.3	$350.2	$297.8		$64.3
Total Assets	$1,147.7	$480.0	$19,630.0	$2,057.8		$285.7	$2,340.2	$1,729.7	$1,729.7	$315.5
Current Debt	$10.3	—	$1,096.0	$5.3		$17.6	—	$127.9	—
Long-Term Debt	624.7	$85.3	1,533.0	1,115.6		20.2	$13.1	565.6		—
Total Debt	634.9	85.3	2,629.0	1,120.9		37.8	13.1	693.5		—
Preferred Stock	—	—	—	55.3		—	—	—		—
Minority Interest	—	—	—	—		—	0.8	—		—
Shareholders’ Equity	218.9	268.7	1,653.0	267.9		195.9	1,896.6	669.5		255.0
Total Capital	$853.8	$354.0	$4,282.0	$1,444.1		$233.8	$1,910.5	$1,363.0		$255.0
Debt as a % of Total Capital	74.4%	24.1%	61.4%	81.4	%(b)	16.2%	0.7%	50.9%	50.9%	—
Operating Income/Total Assets	16.0%	2.5%	3.8%	7.0%		7.5%	4.6%	3.5%	4.6%	9.7%
Return on Equity	39.3%	NM	23.5%	12.4%		6.8%	4.5%	2.2%	9.6%	8.6%

NA—Not Available

NM—Not Meaningful

(a)           Excludes non-recurring charges.

(b)           Assumes mandatorily redeemable convertible trust preferred securities as debt.

(c)           LTM D&A as of March 31, 2003.

	Selected Publicly Traded Companies
	Amphenol Corporation		CTS Corporation		Delphi Corporation		Dura Automotive Systems, Inc.		Littelfuse, Inc.		Molex Incorporated		Thomas & Betts Corporation		Median		Methode Electronics, Inc.
Market Data (Latest Available)

Ticker Symbol	APH		CTS		DPH		DRRA		LFUS		MOLX / MOLXA		TNB				METHA / METHB
Stock Exchange	NYSE		NYSE		NYSE		NASDAQ		NASDAQ		NASDAQ		NYSE				NASDAQ

Closing Price (8/4/03)	$53.75		$11.05		$8.40		$10.60		$22.75		$27.46 / $23.2		$15.38				$11.01/ $40.00
52-Week High	$57.67		$11.95		$10.65		$14.92		$24.64		$33.75 / $28.94		$19.40				$12.56 / $44.74
52-Week Low	$27.47		$3.65		$6.39		$5.35		$13.84		$19.43 / $17.02		$12.20				$6.25 / $8.50
Current as a % of High	93.2%		92.5%		78.9%		71.0%		92.3%		82.0 / 80.8%		79.3%		81.4%		87.7 / 89.4%

Market Capitalization	$2,289.7		$381.9		$4,706.5		$194.0		$495.9		$4,896.0	(c)	$899.2		$899.2		$428.9
Common Shares Outstanding (million)	42.6		34.6		560.3		18.3		21.8		191.1		58.5				36.1
Earnings per Share	$1.97	(b)	$(0.33)		$0.69		$1.80		$0.61		$0.44		$0.25				$0.60
Price/Earnings Ratio	27.3	x	NM		12.2	x	5.9	x	37.3	x	62.9x / 53.1	x	61.5x		32.3	x	18.2x / 66.3	x
Book Value per Share	$5.14		$7.78		$2.95		$14.64		$8.99		$9.92		$11.45				$7.06
Price/Book Value	10.5	x	1.4x		2.8x		0.7x		2.5x		2.8x / 2.4	x	1.3	x	2.5	x	1.6x / 5.7x
Market Capitalization	$2,289.7		$381.9		$4,706.5		$194.0		$495.9		$4,896.0		$899.2				$428.9
Plus: Total Debt	634.9		85.3		2,629.0		1,120.9		37.8		13.1		693.5				—
Plus: Preferred Stock	—		—		—		55.3		—		—		—				—
Plus: Minority Interest	—		—		—		—		—		0.8		—				—
Less: Cash & Equivalents	22.3		6.7		730.0		163.0		42.3		350.2		297.8				64.3
Enterprise Value	$2,902.3		$460.5		$6,605.5		$1,207.2		$491.4		$4,559.7		$1,294.9				$364.7
Enterprise Value/Operating Income	15.9	x	38.6	x	8.9	x	8.4x		22.9x		42.0x		21.5x		21.5x		11.9	x

Enterprise Value/EBITDA	13.2	x	9.3	x	3.8	x	5.6x		12.2x		13.7x		11.8x		11.8x		7.6	x
Enterprise Value/Gross Profit	7.6x		5.0	x	2.0	x	3.9x		5.3x		7.5x		3.8x		5.0x		4.5	x
Enterprise Value/Revenues	2.6x		1.0	x	0.2	x	0.5x		1.7x		2.5x		1.0x		1.0x		1.0	x

Current Fiscal Year Estimated
Earnings per Share(a)	$2.38		$0.21		$0.62		$1.61		$0.60		$0.73		$0.92				$0.65
Price/Earnings Ratio	22.6	x	51.9	x	13.6	x	6.6x		38.1x		37.9x / 32.1x		16.7x		22.6x		16.9x / 61.5	x

Next Fiscal Year Estimated
Earnings per Share(a)	$2.77		$0.56		$0.94		$2.01		$0.88		$0.94		NA				$0.80
Price/Earnings Ratio	19.4	x	19.9	x	8.9	x	5.3	x	26.0	x	29.4x / 24.9	x	NA		19.6	x	13.8x /50.0	x

NA—Not Available

NM—Not Meaningful

(a)              Source: I/B/E/S Earnings Estimates—Bloomberg

(b)              Reflects reported earnings per share.

(c)              Includes Common Stock, Class A Common Stock, and non-publicly traded Class B Common Stock.

Description of Selected Publicly Traded Electronic Component Manufacturing Companies

Amphenol Corporation

                Amphenol Corporation designs, manufactures and markets electrical, electronic and fiber optic connectors, interconnect systems, and coaxial and flat-ribbon cable. The company’s products are used in a variety of industries, including telephone, wireless and data communications systems, cable television systems, and commercial and military aerospace electronics.

CTS Corporation

                CTS Corporation designs, manufactures and sells electronic components and custom electronic assemblies. The company sells its products to original equipment manufacturers primarily in the communications equipment, automotive and computer equipment markets around the world.

Delphi Automotive Systems Corporation

                Delphi Automotive Systems Corporation is a diversified supplier of automotive components, integrated systems and modules. The company sells its products to automotive vehicle manufacturers, as well as to the worldwide aftermarket for replacement parts. Delphi sells its products under trademarks such as Freedom, E-STEER, FOREWARN and TRAXXAR.

Dura Automotive Systems, Inc.

                Dura Automotive Systems, Inc. designs and manufactures driver control systems, door systems, window systems and engineered mechanical components for the global automotive industry. The company also supplies similar products to the North American recreational vehicle, mass transit and heavy truck markets. Dura’s products are sold to original equipment manufacturers.

Littelfuse, Inc.

                Littelfuse, Inc. manufactures and sells fuses and other circuit protection devices for use in the automotive, electronic and general industrial markets. The company also makes relays, switches, circuit breakers and indicator lights. Littelfuse sells its products around the world.

Molex Incorporated

                Molex Incorporated manufactures electronic, electrical and fiber optic interconnection products and systems, switches, value-added assemblies and application tooling. The company sells to original equipment manufacturers in industries that include automotive, computer, computer peripheral, business equipment, telecommunications, consumer products and premise wiring.

Thomas & Betts Corporation

                Thomas & Betts Corporation designs, manufactures and markets electrical and electronic connectors and components for use in assembling, maintaining and repairing electrical, electronic and communication systems. The company’s products are sold worldwide through distributors, mass merchandisers, catalogs and home centers.

TRW Inc.

                TRW Inc. is a global technology, manufacturing and service company that provides advanced technology, systems and services to customers worldwide. The company designs and produces products for the automotive, aerospace and information technology markets. TRW provides defense systems, information technology, automotive electronics and chassis systems, and other products.

Relative Share Price Performance—1/3/00 to 8/4/03

  *          Excludes Molex Inc. Common Shares.

**          Stock prices prior to April 28, 2001 adjusted for Stratos Lightwave spinoff.

TAB V

Dura Automotive Systems, Inc.

Corporate Overview

•                  Dura Automotive Systems, Inc. (“Dura”) is an independent designer and manufacturer of driver control systems for the global automotive industry

•                  A global supplier of structural door modules, glass systems, seating control systems and structures and engineered assemblies

•                  Sells products to every major North American, Japanese and European automotive original equipment manufacturer

•                  Approximately 67 percent of Dura’s 2002 revenues were generated from sales to OEMs manufacturing vehicles in North America

•                  Most of Dura’s products are used to produce “systems” or “subsystems,” which are groups of component parts located throughout the vehicle which operate together to provide a specific vehicle function

•                  Headquarters located in Rochester Hills, Michigan

Market Overview

•                  Dura’s Class A Common Stock is publicly traded on the Nasdaq National Market under the symbol “DRRA”. The Class B Common Stock is not publicly traded

•                  Dura’s Class A Stock is entitled to one vote per share and the Class B Stock is entitled to ten votes per share

•                  As of April 15, 2003, Dura’s Directors and Officers as a group, owned 100.0% of Class B Stock and 7.4% of Class A Stock

•                  Dura’s Class A Common Stock price performance since January 3, 2000 is illustrated below:

Dura Automotive Systems, Inc.—Financial Overview

(in millions)

Summary Income Statements

	Year Ended December 31,
	2000	2001	2002	12 Mos. Ended 6/30/03
Revenues	$2,465.4	$2,333.7	$2,360.3	$2,337.3
Gross Profit	$381.0	$320.1	$325.3	$307.1
EBITDA	$261.6	$221.8	$241.9	$216.3	(a)
Operating Income	$185.0	$134.9	$172.6	$144.6
Income from Continuing Operations	$40.7	$21.2	$46.5	$33.1

(a)           LTM D&A as of March 31, 2003.

Enterprise Value

Closing Share Price (8/ 4/ 03)	$10.60
Shares Outstanding	18.3
Market Capitalization	$194.0
Total Debt	1,120.9
Plus: Preferred Stock	55.3
Less: Cash	(163.0)
Net Indebtedness	1,013.2
Enterprise Value	$1,207.2

Balance Sheet

As of 6/30/03
ASSETS:
Cash and Cash Equivalents	$163.0
Account Receivables, Net	316.6
Inventories	121.0
Current Portion of Derivative Instruments	15.0
Other Current Assets	119.2
Total Current Assets	734.8
Property, Plant & Equipment, Net	448.8
Goodwill, Net	806.2
Noncurrent Portion of Derivative Instruments	22.7
Deferred Income Taxes and Other Assets, Net	45.4
Total Assets	$2,057.8

LIABILITIES & STOCKHOLDERS’ EQUITY:
Accounts Payable	$262.6
Accrued Liabilities	215.8
Current Maturities of Long-Term Debt	5.3
Total Current Liabilities	483.7
Long-Term Debt, Net of Current Maturities	1,115.6
Other Noncurrent Liabilities	135.4
Mandatorily Redeemable Convertible Trust Preferred Securities	55.3
Total Liabilities	1,789.9
Total Stockholders’ Equity	267.9
Total Liabilities & Stockholders’ Equity	$2,057.8

TAB VI

Analysis of Premiums Offered by Dura Automotive Systems, Inc.

	Initial Dura Offer					Revised Dura Offer
	Class A	Class B		Total		Class A		Class B		Total
Methode Stock Price Prior to Offer (a)	$11.23	$19.75				$11.81		$23.52
Shares Outstanding	35,308,161	1,087,305		36,395,466		35,308,161		337,305 (e	)	35,645,466
Market Capitalization	$396,510,648	$21,474,274		$417,984,922		$416,989,381		$7,933,414		$424,922,795
Market Capitalization at Class A Price	$396,510,648	$12,210,435		$408,721,083		$416,989,381		$3,983,572		$420,972,953
Offer Price per Share		$23.00	(b)			$0.35	(d)	$50.00	(f)
Total Consideration to be Paid by Dura		$25,008,015		$25,008,015		$12,357,856		$16,865,250		$29,223,106
Per Share Premium to Class A Price		$11.77	(c)			$0.35	(d)	$38.19	(g)
Total Premium to Class A Price		$12,797,580		$12,797,580		$12,357,856		$12,881,678		$25,239,534
% Premium to Latest Closing Price		16.46%				2.96%		112.59%
% Premium Over Class A Price		104.81%		3.13	%(h)	2.96%		323.37%		6.00	%(h)

(a)              Represents closing price as of July 2, 2003 for the Initial Offer and July 31, 2003 for the Revised Offer.

(b)             Reflects Dura’s initial $23 per Class B share offer.

(c)              Reflects Dura’s $23 per share offer for Class B shares less the $11.23 Class A share price.

(d)             Reflects Dura’s proposal to fund a $0.35 per share dividend for Class A shareholders; does not reflect proposed $0.26 per Class A share dividend to be funded by Methode.

(e)              Reflects repurchase of 750,000 Class B shares completed on July 21, 2003.

(f)                Reflects Dura’s revised $50 per Class B share offer.

(g)             Reflects Dura’s $50 per share offer for Class B shares less the $11.81 Class A share price.

(h)             Reflects Total Premium to Class A Price divided by Market Capitalization at Class A Price.

TAB VII

Dual Class Stock Trading Analysis—Discount at Which Lesser Voting Shares Trade Relative to Greater Voting Shares*

Company	% (Discount) Premium	Company	% (Discount) Premium
Aaron Rents	7.50%	Liberty Media Corp	0.08%
Advanta Corp	4.53%	Liberty Satellite & Tech	(64.29%)
Alberto-Culver	(2.74%)	Marsh Supermkt	(3.35%)
Baldwin & Lyons	2.64%	Meredith Corp	7.74%
Bandag Inc	(7.14%)	Molex Inc	(15.08%)
Bel Fuse Inc	11.84%	Moog Inc	0.13%
Bio-Rad Labs	(0.13%)	Neiman Marcus	6.57%
Brown-Forman	(2.03%)	Oshkosh Truck	(21.23%)
Comcast Corp	(3.92%)	Penn Engin & MF	14.06%
Constellation Brands	(0.46%)	Pilgrims Pride	(28.56%)
Forest City	—	Playboy Ent	10.61%
Gen Comm	5.45%	Saucony Inc	(0.08%)
Gray Comm Sys	0.63%	Seneca Foods	—
Greif Bros	(5.51%)	Sequa Corp	(11.28%)
Heico Corp	(22.72%)	Tecumseh Prod	3.90%
Hubbell Inc	3.11%	Thomas Nelson	0.30%
Intl Speedway	0.74%	Viacom Inc	(0.36%)
Kelly Services	(1.69%)	Wiley John & Son	(0.11%)
KV Pharm	(1.23%)	Wrigley (WM.)	3.05%
Lee Enterprises	8.45%
	Average Discount	(2.58%)

*                  Publicly traded companies with dual class common stock with different voting rights where both classes are publicly traded (minimum market value = $20 million).

TAB VIII

Recent Acquisitions Involving Dual Equity Class Companies with an Additional Premium Received by Control Shareholders

Target	Century Communications Corp.	Tele— Communications, Inc.	SFX Broadcasting, Inc.	Average
Acquiror	Adelphia Communications Corp.	AT&T Corp.	Capstar Broadcasting Partners
Date of Transaction	3/5/99	6/24/98	2/20/98
Transaction Value (millions)	$5,201	$53,593	$1,927	$20,240
Target Control Voting Shares Outstanding	42,322,059	64,444,000	1,047,037
Target Non-Control Shares Outstanding	32,887,163	473,517,000	8,773,934
Total Shares Outstanding	75,209,222	537,961,000	9,820,971
Control Voting Stock as a Percentage of Total Shares Outstanding	56.3%	12.0%	10.7%	26.3%
Additional Premium Paid to Control Shareholders	9.1%	10.0%	30.0%	16.4%
Synopsis

Adelphia offered $9.16 in cash and 0.6122 shares (valued at $34.97 based on Adelphia’s closing stock price of $57.125 prior to announcement) or $44.13 in aggregate, for each Century Class A share, and $11.81 in cash and 0.6360 shares (valued at $36.33) or $48.14 in aggregate, for each Century Class B share.

		AT&T offered 0.7757 shares per TCI Class A share and 0.8533 shares per TCI Class B share.	Capstar offered $75 in cash per SFX Class A common share and $97.50 in cash per SFX Class B common share.

Recent Acquisitions Involving Dual Equity Class Companies with No Additional Premium Received by Control Shareholders

($s in millions)

Date Announced	Target Name	Acquiror Name	Value of Transaction
4/10/2002	Herbalife International, Inc.	Whitney & Co. and Golden Gate Capital, Inc.	$685.0
3/8/2002	Wackenhut Corporation	Group 4 Falck A/S	$573.0
3/7/2001	Crown Central Petroleum Corporation	Rosemore, Inc.	$192.2
8/7/2000	Central Newspapers, Inc.	Gannett Co., Inc.	$2,800.0
4/12/2000	Ben & Jerry’s Homemade	Unilever	$284.5
3/3/2000	Jones Intercable, Inc.	Comcast Corp.	$4,944.7
2/15/2000	Pittway Corp.	Honeywell International Inc.	$2,148.9
1/18/2000	Associated Group Inc.	AT&T — Liberty Media Group	$3,090.7
9/24/1999	United Foods Inc.	Pictsweet LLC	$3.6
7/15/1999	Hach Co.	Danaher Corp.	$359.5
3/2/1999	Genovese Drug Stores	J.C. Penny Co.	$255.5
11/2/1998	Intl Manufacturing Svcs Inc.	Celestica Inc.	$173.2
6/22/1998	NetVantage Inc.	Cabletron Systems Inc.	$94.0
10/ 21/1997	International Dairy Queen Inc.	Berkshire Hathaway Inc.	$596.9
6/17/1997	Hechinger Co.	Leonard Green & Partners LP	$127.0
6/16/1997	Frederick’s of Hollywood, Inc.	Investor Group	$69.4
5/7/1997	Reliable Life Insurance Co.	Unitrin Inc.	$261.1
5/5/1997	Riser Foods Inc.	Giant Eagle Inc.	$468.5
4/30/1997	Sinter Metals Inc.	GKN PLC	$469.7
4/22/1997	International Family Entertainment	Fox Kids Worldwide Inc.	$1,862.9
3/10/1997	Greenwich Air Services Inc.	General Electric Co.	$519.2
7/17/1996	New World Communications	News Corp Ltd.	$2,173.0
6/3/1996	Heftel Broadcasting Corp.	Clear Channel Communications	$315.3
8/30/1995	Kentucky Medical Insurance Co.	Michigan Physicians Mutual	$25.0

TAB IX

Premium Analysis of Recent M&A Transactions

($s in millions)

Date Announced	Target Name	Acquiror Name	Transaction Value	Premium Four Weeks Prior to Announcement Date
5/8/03	RFS Hotel Investors Inc	CNL Hospitality Properties Inc	$688.0	112.0%
4/16/03	Signal Technology Corp	Crane Co	$142.5	53.2%
4/7/03	Bruker AXS Inc	Bruker Daltonics Inc	$104.6	(10.3)%
4/1/03	National Service Industries	California Investment Fund LLC	$111.9	28.6%
3/26/03	Whitman Education Group Inc	Career Education Corp	$308.4	72.1%
2/19/03	Merry Land Properties Inc	Cornerstone Realty Income Tr	$130.8	32.0%
2/18/03	Allen Telecom Inc	Andrew Corp	$498.6	40.9%
2/18/03	Insignia Financial Group Inc	CB Richard Ellis Inc	$429.7	10.5%
2/18/03	Multex.com Inc	Reuters Group PLC	$243.1	(40.8)%
2/5/03	HTE Inc	SunGard Data Systems Inc	$121.8	49.5%
2/3/03	3TEC Energy Corp	Plains Exploration & Prod	$289.6	59.2%
1/21/03	Caminus Corp	SunGard Data Systems Inc	$153.5	(3.1)%
1/16/03	3-Dimensional Pharmaceuticals	Johnson & Johnson	$133.9	14.6%
1/13/03	Numerical Technologies Inc	Synopsys Inc	$239.2	22.5%
1/6/03	ProBusiness Services Inc	Automatic Data Processing Inc	$517.7	(6.8)%
12/24/02	Aegis Realty Inc	Phillips Edison Ltd	$161.4	26.0%
12/23/02	Inktomi Corp	Yahoo! Inc	$249.1	80.1%
12/19/02	Bay State Bancorp	Seacoast Financial Services	$128.8	(30.8)%
12/16/02	ANFI Inc	Fidelity Natl Finl Inc	$131.4	33.5%
12/16/02	Rawlings Sporting Goods Co	K2 Inc	$105.7	(9.3)%
12/9/02	AmeriPath Inc	Amy Acquisition Corp	$807.6	79.1%
12/5/02	Hoovers Inc	Dun & Bradstreet Corp	$117.3	28.5%
12/4/02	Triangle Pharmaceuticals Inc	Gilead Sciences Inc	$467.1	(5.1)%
11/21/02	Synaptic Pharmaceutical Corp	H Lundbeck A/S	$121.8	4.1%
11/15/02	FBR Asset Investment Corp VA	Friedman Billings Ramsey Group	$754.0	71.4%
11/14/02	OraPharma Inc	Johnson & Johnson	$103.8	164.7%
11/12/02	Hunt Corp	Berwind Co LLC	$115.2	24.0%
11/12/02	InterTrust Technologies Corp	Fidelio Acquisition Co LLC	$443.4	9.6%
11/8/02	Dianon Systems Inc	Laboratory Corp of America	$601.1	34.5%
11/8/02	Granite State Bankshares,NH	Chittenden Corp,Burlington,VT	$247.4	68.3%

Date Announced	Target Name	Acquiror Name	Transaction Value	Premium Four Weeks Prior to Announcement Date
11/4/02	Osmonics Inc	GE Power Systems	$278.2	10.3%
11/4/02	Ebenx Inc	SHPS Inc	$106.1	(9.4% )
10/29/02	IRT Property Co	Equity One Inc	$717.6	(6.2% )
10/21/02	Meridian Medical Technologies	King Pharmaceuticals Inc	$247.9	78.8%
10/1/02	BWAY Corp	Kelso & Co	$341.8	24.4%
9/30/02	Howell Corp	Anadarko Petroleum Corp	$267.6	37.5%
9/27/02	Commonwealth Bancorp,PA	Citizens Financial Group,RI	$495.3	21.4%
8/29/02	Admiralty Bancorp Inc,FL	RBC Centura Banks Inc	$149.8	96.5%
8/22/02	American Financial Holdings	Banknorth Group Inc,VT	$746.4	44.4%
8/20/02	Pure Resources Inc	Union Oil Co of California	$433.6	33.5%
8/19/02	CTB International Corp	Berkshire Hathaway Inc	$178.7	16.4%
8/12/02	SpeedFam-IPEC Inc	Novellus Systems Inc	$268.9	21.8%
8/12/02	DeWolfe Cos Inc	NRT Inc(HFS,Apollo Management)	$133.0	100.0%
8/8/02	Warren Bancorp Inc	Banknorth Group Inc,ME	$125.6	(2.4% )
8/7/02	Hollywood Casino Corp	Penn National Gaming Inc	$916.5	50.0%
8/7/02	Exco Resources Inc	Douglas H Miller	$314.2	(9.9% )
8/1/02	Omega Worldwide Inc	Four Seasons Health Care Ltd	$119.0	23.9%
7/26/02	International Specialty Prods	Samuel J Heyman	$138.0	31.2%
7/26/02	Tremont Corp	Valhi Inc	$127.0	41.3%
7/23/02	ChemFirst Inc	EI du Pont de Nemours and Co	$428.7	8.2%
7/23/02	Centennial Bancorp,Portland,OR	Umpqua Holdings Corp	$222.3	(28.1% )
6/25/02	Wink Communications Inc	Liberty Broadband Interactive	$101.2	(29.3% )
6/25/02	Donnelly Corp	Magna International Inc	$377.1	83.7%
6/17/02	Mississippi Valley Bancshares	Marshall & Ilsley	$507.5	25.0%
6/14/02	Syncor International Corp	Cardinal Health Inc	$998.2	(7.3% )
6/13/02	Medford Bancorp Inc, Medford, MA	Citizens Financial Group,RI	$283.1	12.0%
6/10/02	SkillSoft Corp	SmartForce PLC	$231.3	29.9%
6/10/02	SilverStream Software Inc	Novell Inc	$212.3	30.7%
5/31/02	Ticketmaster	USA Interactive	$841.1	4.1%
5/29/02	EEX Corp(ENSERCH Corp)	Newfield Exploration Co	$620.9	26.4%

Date Announced	Target Name	Acquiror Name	Transaction Value	Premium Four Weeks Prior to Announcement Date
5/23/02	Datum Inc	SymmetriCom Inc	$111.5	33.8%
5/15/02	Gerber Childrenswear(Gerber)	Kellwood Co	$135.7	118.8%
5/15/02	Chiles Offshore Inc	ENSCO International Inc	$731.0	66.0%
5/15/02	Boron LePore & Associates Inc	Cardinal Health Inc	$202.8	11.8%
5/9/02	Dynacare Inc	Laboratory Corp of America	$688.8	22.0%
5/8/02	Chase Industries Inc	Olin Corp	$180.6	29.1%
5/2/02	Advanced Technical Products	General Dynamics Corp	$251.0	22.8%
5/2/02	Software Spectrum Inc	Level 3 Communications Inc	$130.0	50.8%
4/30/02	Micro General Corp(Fidelity)	Fidelity Natl Info Solutions	$383.8	2.3%
4/29/02	HNC Software Inc	Fair Isaac & Co Inc	$826.0	22.4%
4/24/02	Simplex Solutions Inc	Cadence Design Systems Inc	$249.5	20.7%
4/23/02	Innoveda Inc	Mentor Graphics Corp	$175.0	23.8%
4/13/02	Nortek Inc	Investor Group	$525.5	50.7%
4/11/02	Bancorp Connecticut Inc	Banknorth Group Inc,ME	$158.5	49.8%
4/11/02	Herbalife International Inc	Investor Group	$718.4	38.9%
4/2/02	Unilab Corp	Quest Diagnostics Inc	$885.7	50.9%
4/2/02	ONTRACK Data International	Kroll Inc	$172.1	3.7%
4/1/02	Trendwest Resorts	Cendant Corp	$987.2	56.7%
3/27/02	Crestline Capital Corp	Barcelo Hotels & Resorts	$570.2	190.4%
3/26/02	Liqui-Box Corp	Enhance Packaging Technologies	$312.8	27.8%
3/26/02	Eagle Bancshares Inc,Tucker,GA	RBC Centura Banks Inc	$154.2	46.6%
3/22/02	SpaceLabs Medical Inc	Instrumentarium Corp	$139.9	37.4%
3/21/02	Gulf West Banks Inc	South Finl Group,Greenville,SC	$118.1	40.3%
3/20/02	Collateral Therapeutics Inc	Schering AG	$140.9	53.4%
3/18/02	McAfee.com Corp	Network Associates Inc	$229.5	16.2%
3/18/02	Ivex Packaging Corp(Acadia)	Alcoa Inc	$451.2	62.1%
3/18/02	Mechanical Dynamics Inc	MSC.Software Corp	$127.6	71.9%
3/17/02	Associated Materials Inc	Harvest/AMI Holdings Inc	$436.2	36.2%
3/11/02	Be Free Inc	Valueclick Inc	$132.2	44.6%
3/11/02	Canaan Energy Corp	Chesapeake Energy Corp	$134.0	24.6%

Date Announced	Target Name	Acquiror Name	Transaction Value	Premium Four Weeks Prior to Announcement Date
2/27/02	Fusion Medical Technologies	Baxter International Inc	$148.9	63.6%
2/22/02	Visionics Corp	Identix Inc	$301.3	10.0%
2/20/02	OTG Software Inc	Legato Systems Inc	$393.3	10.7%
2/20/02	Sevenson Environmental Svcs	SCC Contracting Inc	$169.9	7.7%
2/20/02	Osca Inc(Great Lakes Chem)	BJ Services Co	$421.4	92.1%
2/19/02	Travelocity.com Inc(Sabre Hlg)	Sabre Holdings Corp	$447.2	125.8%
2/18/02	ONI Systems Corp	CIENA Corp	$967.9	88.2%
2/15/02	NRG Energy Inc	Xcel Energy Inc	$672.6	267.4%
2/14/02	dick clark productions inc	Investor Group	$150.4	14.9%
2/14/02	Oratec Interventions Inc	Smith & Nephew PLC	$310.7	44.3%
2/7/02	Glyko Biomedical Ltd	BioMarin Pharmaceutical Inc	$143.3	24.7%
2/1/02	Pitt-Des Moines Inc	Ironbridge Acquisition Corp	$272.2	42.8%
1/30/02	Crossmann Communities Inc	Beazer Homes USA	$618.6	57.7%
1/29/02	Suburban Lodges of America Inc	InTown Suites Management	$109.8	39.8%
1/28/02	Jenny Craig Inc	Investor Group	$114.8	76.3%
1/25/02	Shoney’s Inc	Lone Star Fund	$245.2	67.5%
1/17/02	Proxim Inc	Western Multiplex Corp	$252.8	28.3%
1/7/02	Arguss Communications Inc	Dycom Industries Inc	$149.2	21.6%
1/5/02	Talarian Corp	TIBCO Software Inc	$109.6	26.2%
		AVERAGE	$330.8	38.6%
		MEDIAN	$247.4	29.9%
		All 109 Purchases:
		High	$998.2	267.4%
		Low	$101.2	(40.8)%

TAB X

Premiums Paid for Significant Ownership Purchases

($s in millions)

Date Announced	Target Name	Acquiror Name	% of Shares Acquired	Value of Transaction	Four Week Premium
04/10/2003	Hotels.com	USA Interactive	32.0%	$1,237.2	28.0%
01/13/2003	Next Level Communications Inc	Motorola Inc	14.7%	$27.6	42.2%
11/15/2002	Align Technology	Investor Group	16.5%	$18.1	-10.0%
10/15/2002	Quanta Services Inc	First Reserve Corp	12.4%	$24.0	16.3%
10/11/2002	Landair Corp	Investor Group	29.0%	$19.7	24.9%
10/09/2002	CommScope Inc	Investor Group	16.5%	$53.0	-28.0%
08/20/2002	Pure Resources Inc	Union Oil Co of California	35.0%	$433.6	22.4%
07/30/2002	SoftNet Systems Inc	Independence Holding Co	19.9%	$15.0	62.2%
07/26/2002	International Specialty Prods	Samuel J Heyman	20.0%	$138.0	33.8%
07/26/2002	Tremont Corp	Valhi Inc	19.8%	$127.0	118.8%
05/31/2002	Ticketmaster	USA Interactive	34.5%	$841.1	-28.1%
05/22/2002	Redback Networks Inc	Nokia Networks(Nokia Corp)	10.0%	$35.8	!11.0%
05/16/2002	Electric Lightwave Inc	Citizens Communications Co	16.4%	$5.9	!10.3%
03/18/2002	McAfee.com Corp	Network Associates Inc	25.0%	$229.5	-5.1%
03/18/2002	Meemic Holdings Inc	ProAssurance Corp	16.1%	$35.4	36.1%
03/14/2002	Konover Property Trust Inc	Investor Group	33.0%	$26.6	16.7%
03/08/2002	Hawker Pacific Aerospace	Lufthansa Technik AG	25.6%	$8.5	25.5%
03/04/2002	FTD.COM INC	IOS Brands Corp	15.0%	$24.6	-57.0%
02/19/2002	Travelocity.com Inc(Sabre Hlg)	Sabre Holdings Corp	30.0%	$447.2	22.5%
02/15/2002	NRG Energy Inc	Xcel Energy Inc	25.7%	$672.6	-3.1%
02/04/2002	Intimate Brands Inc(Limited)	Limited Inc	16.0%	$1,644.7	24.8%
01/22/2002	Lazare Kaplan International	Fifth Avenue Group Inc	17.7%	$11.7	36.4%
12/27/2001	Convera Corp	Allen Holding Co	28.3%	$34.0	-6.7%
11/16/2001	Sun Community Bancorp Ltd	Capitol Bancorp Ltd,Lansing,MI	50.0%	$33.8	0.0%
11/07/2001	Aquila Inc(Utilicorp United)	UtiliCorp United Inc	20.0%	$414.2	-16.1%
10/25/2001	Aradigm Corp	Novo Nordisk A/S	28.3%	$20.0	10.7%
10/12/2001	Liberty Digital Inc	Liberty Media Corp	10.4%	$69.1	-28.2%
10/10/2001	TD Waterhouse Group Inc	Toronto-Dominion Bank	11.2%	$402.6	32.9%
10/05/2001	Zengine Inc	MCSi Inc	41.5%	$24.5	-1.3%
10/01/2001	NCH Corp	Investor Group	45.7%	$121.5	18.8%

Date Announced	Target Name	Acquiror Name	% of Shares Acquired	Value of Transaction	Four Week Premium
09/19/2001	ImClone Systems Inc	Bristol-Myers Squibb Co	19.9%	$2,007.4	50.9%
08/22/2001	Homeservices Com Inc	MidAmerican Energy Holdings Co	16.5%	$32.9	56.5%
08/16/2001	Leeds Federal Bankshares Inc	Northwest Bancorp	29.4%	$43.0	95.7%
07/16/2001	Peapod Inc(Koninklijke)	Koninklijke Ahold NV	42.0%	$16.7	90.3%
06/29/2001	Commerce One Inc	SAP AG	18.9%	$225.6	-29.1%
06/06/2001	Liberty Financial Cos Inc	Liberty Mutual Insurance Co	30.0%	$536.0	40.4%
05/14/2001	Agency.com Ltd	Seneca Investments LLC	34.3%	$53.8	161.7%
04/26/2001	XO Communications	Forstmann Little & Co	13.4%	$250.0	-21.6%
04/24/2001	Pharmanetics Inc	Bayer Corp	15.6%	$17.4	76.2%
03/26/2001	CSFBdirect	CSFB	18.0%	$110.4	73.9%
02/15/2001	Westfield America Inc	Westfield America Trust	22.5%	$1,050.8	14.5%
01/12/2001	Collins & Aikman Corp	Heartland Industrial Partners	28.7%	$125.0	12.7%
12/29/2000	Berlitz Intl Inc(Benesse Corp)	Benesse Corp	22.8%	$110.2	112.9%
12/15/2000	United Auto Group Inc	Penske Capital Partners LLC	20.1%	$41.9	46.1%
12/14/2000	NPC International Inc	O Gene Bicknell	35.0%	$93.6	32.0%
12/07/2000	NuCo2 Inc	BOC Group PLC	15.1%	$9.9	65.5%
11/20/2000	Swiss Army Brands Inc	Victorinox AG	19.8%	$9.6	-7.0%
11/16/2000	PBOC Holdings Inc	FBOP Corp,Oak Park,Illinois	24.0%	$47.6	40.4%
11/10/2000	Holt’s Cigar Holding Inc	HCH Acquisition Corp	26.0%	$11.3	54.4%
11/09/2000	Metro One Telecommunications	Sonera Corp(Finland)	25.5%	$68.0	36.0%
10/25/2000	pcOrder.com	Trilogy Software Inc	38.9%	$48.3	55.7%
10/12/2000	Hexcel Corp	Investor Group	39.3%	$159.5	-17.0%
09/21/2000	Hertz Corp(Ford Motor Co)	Ford Motor Co	18.5%	$734.0	12.0%
09/14/2000	General DataComm Industries	State of WI Investment Board	11.3%	$15.0	15.9%
09/01/2000	Minolta-QMS Inc(Minolta Co)	Minolta Investments Co	42.9%	$34.6	95.9%
08/30/2000	AXA Financial Inc	AXA Group	40.0%	$11,189.3	34.3%
08/28/2000	800-JR Cigar Inc	Investor Group	21.6%	$33.3	18.2%
08/15/2000	Infinity Broadcasting Corp	Viacom Inc	35.7%	$13,649.0	-7.0%
08/14/2000	BHC Communications Inc	News Corp Ltd	23.9%	$887.7	10.0%
08/10/2000	Simon Transportation Services	Jerry Moyes	14.5%	$8.2	67.4%

Date Announced	Target Name	Acquiror Name	% of Shares Acquired	Value of Transaction	Four Week Premium
07/20/2000	JLK Direct Distribution Inc	Kennametal Inc	17.0%	$36.5	68.7%
07/11/2000	In Home Health Inc	Manor Care Inc	38.6%	$21.0	23.3%
07/09/2000	Life Technologies Inc(Dexter)	Invitrogen Corp	25.0%	$401.7	20.0%
06/14/2000	USA Detergents Inc	Church & Dwight Co	15.1%	$15.0	180.0%
05/09/2000	Alpharma Inc	Donaldson Lufkin & Jenrette	16.8%	$187.5	-1.0%
04/24/2000	Cherry Corp	Investor Group	48.9%	$130.5	70.3%
03/27/2000	IDT Corp	Liberty Media Corp	11.1%	$131.1	-6.1%
03/23/2000	Homestead Village Inc	Security Capital Group Inc	27.7%	$156.8	98.8%
03/17/2000	Vastar Resources Inc	BP Amoco PLC	19.0%	$1,575.7	69.4%
02/15/2000	Phoenix International Ltd Inc	London Bridge Software Holding	10.1%	$5.0	41.7%
02/02/2000	Thermo Instrument Systems Inc	Thermo Electron Corp	15.0%	$831.7	94.3%
01/31/2000	Thermedics Detection Inc	Thermedics(Thermo Electron)	12.0%	$17.0	14.3%
01/31/2000	ONIX Systems Inc	Thermo Instrument Systems Inc	19.0%	$23.1	38.5%
01/31/2000	Thermo BioAnalysis(Thermo)	Thermo Instrument Systems Inc	16.0%	$167.9	53.4%
01/31/2000	ThermoQuest Corp	Thermo Instrument Systems Inc	10.0%	$96.9	61.9%
01/31/2000	Thermedics(Thermo Electron)	Thermo Electron Corp	26.0%	$169.2	103.3%
01/19/2000	Conning Corp	Metropolitan Life Insurance Co	39.0%	$74.3	52.1%
		AVERAGE	24.0%	$556.6	34.3%
		MEDIAN	20.1%	$68.0	28.0%
		All 77 Purchases:
		High	50.0%	$13,649.0	180.0%
		Low	10.0%	$5.0	!57.0%

TAB XI

Recent Dual Class Restructuring Transactions*

Company Name	Continental Airlines, Inc.	Dairy Mart Convenience Stores, Inc.	Fedders Corporation (c)	Pacificare Health Systems, Inc. (d)	Reader’s Digest (Association, Inc.		Reinsurance Group of America	Remington Oil and Gas Corporation	Average	Methode Electronics, Inc. (k)
Ticker Symbol	CAL	DMC	FJC/FJA	PHSY	RDA		RGA	ROIL		METHA / METHB
Date of Transaction	1/22/2001	2/8/2000	3/26/2002	6/24/1999	12/13/2002		9/1/1999	12/23/1998		Pending
Market Capitalization (millions)	$3,034	$20	$89	$3,635	$1,740		$1,581	$124	$1,460	$418
Closing Share Price One Day Prior to Announcement:
Control Voting Stock	$51.88	$4.13	$3.05	$74.00	$20.19(f	)	$35.88	$5.88		$19.75
Non-Control Stock	$52.00	$4.13	$2.70	$79.88	$16.86(f	)	$29.63	$6.00		$11.23
Price Ratio of Control Voting Stock to Non-Control Stock	0.998	1.000	1.130	0.926	1.198		1.211	0.979	1.063	1.759
Control Conversion Ratio (a)	1.320	1.100	1.100	1.27(e )	1.246		1.010 (j)	1.150	1.150	2.048
Implied Premium to Control Voting Shareholders	32.00%	10.00%	10.00%	12.71%	24.59	%(g)	1.00%	15.00%	15.0%	104.81%
Before Recapitalization:
Control Voting Stock	10,966,938	1,439,680	15,901,165	5,909,500	12,432,164		37,931,000	3,250,110		1,087,305
Non-Control Stock	47,397,247	3,307,730	14,890,386	40,037,357	88,296,559		7,417,000	17,553,010		35,308,161

Total Shares Outstanding	58,364,185	4,747,410	30,791,551	45,946,857	100,728,723		45,348,000	20,803,120		36,395,466
Non-Control Stock as a Percentage of Total Shares Outstanding	81.21%	69.67%	48.36%	87.14%	87.66%		16.36%	84.38%	67.8%	97.01%
After Recapitalization:
Previous Control Voting Stock	14,476,358	1,583,648	17,491,282				37,931,000	3,737,627		—
Previous Non-Control Stock	47,397,247	3,307,730	14,890,386				7,194,490	17,553,010		35,308,161

Total Shares Outstanding	61,873,605	4,891,378	32,381,668				45,125,490	21,290,637		35,308,161
Non-Control Stock as a Percentage of Total Shares Outstanding	76.60%	67.62%	45.98%				15.94%	82.44%	57.7%	100.00%
Cash Basis Premium to Control Shareholders (b)	24.51%	6.76%	4.60%	12.71%	23.24	%(h)	0.49%	12.37%	12.10%	104.81%

Percentage Dilution to Non-Control Stockholders	5.67%	2.94%	4.91%	1.63%	3.27	%(i)	2.52%	2.29%	3.32%	3.23%(l )

Transaction Synopsis

Each holder of control voting stock receives 1.32 shares of common stock. As part of the transaction approximately 6.7 million Class A shares owned by Northwest Airlines were purchased for $67 per share or approximately $450 million.

		Each holder of control voting stock receives 1.1 shares of new common stock in conversion to a single class. This restructuring also settled outstanding litigation.	Each holder of control voting stock received 1.1 shares of new common stock in connection with the recapitalization of the company’s Class A and Common stock to a single class of common stock.

$60 million paid to UniHealth Foundation — owner of 39.8% of Class A Stock, for approving the proposed restructuring to a single class of common stock. UniHealth’s shares to be repurchased at market prices in installments through February 2001.

4,597,901 shares of voting stock held by the DeWitt Wallace— Reader’s Digest Fund and Lila Wallace— Reader’s Digest Fund repurchased at a price of $21.75 per share; all remaining shares of voting stock were exchanged for new Common Stock at a ratio of 1.22 shares of new Common Stock for each share of Class B stock.

							Each holder to receive 0.97 of a share of voting stock for one share of non-voting stock.	Each holder of a control voting share receives 1.15 new common shares pursuant to a restructuring to a single class of common stock and a simultaneous acquisition.		Assumes each holder of a control voting share receives $23.00 in cash.

•  Other than 1:1 conversions.

Note: Footnotes discussed on the following page.

Relationship Between Control Voting Stock Proportion and Premiums Paid—Footnotes

(a)                                  Represents amount of new single class shares Control Voting Stock holders receive per share upon exchange of their Control Voting Shares.

(b)                                 Cash Basis Premium to Control Shareholders represents the effective premium of the transaction to the control voting stockholders. (Control Stock as a Percentage of Total Shares Outstanding after Recapitalization / Control Stock as a Percentage of Total Shares Outstanding before Recapitalization) -1.

(c)                                  Control Voting Stock represents Fedders Common Stock and Class B Stock and Non-Control Stock represents Fedders Class A Stock.

(d)                                 Control Voting Stock and Non-Control Stock represents shares held by Unihealth and Others respectively.

(e)                                  Pro forma—represents value of Unihealth’s stake after the Transaction ($532.02 million or $60 million + $472.02 million) divided by the initial market value of Unihealth’s stake in the Company ($472.02 million or 5,909,500 shares times $79.875 per share).

(f)                                    Closing share price as of October 15, 2002, one day prior to Reader’s Digest announcement of revised terms of previously announced recapitalization.

(g)                                 Reflects the weighted average premium of the repurchase of 4,597,701 shares for $21.75 (a 29.00% premium over the non-control share price one day prior to announcement of $16.86) and the remaining 7,834,463 shares at a 1.22 exchange ratio for an implied premium of 22.00%.

(h)                                 Reflects the weighted average premium of the repurchase of 4,597,701 shares for $21.75 (a 29.00% premium over the non-control share price one day prior to announcement of $16.86) and a 19.85% cash basis premium for the remaining 7,834,463 shares. The 19.85% cash basis premium assumes the 4,597,701 shares have already been repurchased for cash before the recapitalization takes place.

(i)                                     Dilution reflects the Control Premium to Class B Shareholders (the number of Class B shares outstanding multiplied by the cash basis premium to control shareholders, less the value of the Class B shares at the Class A Price) divided by the Market Value of the Class A Shares ((12.4 million shares * $20.78 per share) -($16.86 * 12.4 million shares)) / ($16.86 * 88.3 million shares).

(j)                                     Pro forma—reflects ratio if recapitalization had been accomplished by issuing additional shares to Control Shareholders instead of by decreasing the shares held by Non-Control Shareholders.

(k)                                  Reflects pro forma repurchase at $23 per share and closing price as of 7/2/02.

(l)                                     Dilution reflects the Control Premium to Class B Shareholders (the number of Class B shares outstanding multiplied by the repurchase price less the value of the Class B shares at the Class A Price) divided by the Market Value of the Class A Shares ((1.09 million shares * $23.00 per share)!($11.23 * 1.09 million shares)) / ($11.23 * 35.3 million shares).

Comparable Share Reclassification Dilution to Non-Control Shareholders Analysis

* Reflects transaction based upon the closing price as of July 2, 2003.

Recent Equity Reclassification Transactions with Conversion Ratios Equal to 1.0

Date	Company	Ticker Symbol
10/22/2002	E-Z—EM, Inc.	EZM/A/B
10/8/2001	Conoco, Inc.	COC
5/15/2001	Raytheon Co.	RTN
5/1/2001	Waddell & Reed Financial, Inc.	WDR
10/10/2000	Florida East Coast Industries, Inc.	FLA
8/29/2000	J.M. Smucker Company	SJM
6/30/2000	Mitchell Energy & Development	MND
4/24/2000	PMA Capital Corporation	PMACA
10/25/1999	InfoUSA, Inc.	IUSA
6/21/1999	Republic Services, Inc.	RSG
6/18/1999	Cherry Corp.	CHER
6/17/1999	Network Solutions, Inc.	NSOL
12/15/1998	Scott Technologies, Inc.	SCTT
5/21/1998	Carnival Corp.	CCL
5/1/1998	Northwest Airlines Corp.	NWAC

TAB XII

Relationship Between Control Voting Stock Proportion and Premiums Paid

A - Pacificare Health Systems, Inc. B - Reader’s Digest Association C - Remington Oil and Gas Corporation	D - Dairy Mart Convenience Stores, Inc. E - Reinsurance Group of America F- Continental Airlines, Inc.	G - Fedders Corporation H - Methode Electronics, Inc.*

* Reflects pro forma repurchase at $23.00 per share and closing price as of July 2, 2003.

TAB XIII

Methode Electronics, Inc.—E.P.S. Accretion (Dilution) Sensitivity Analysis

Methode Electronics, Inc.—E.P.S. Accretion (Dilution) Sensitivity Analysis

	Repurchase Price per Class B Share
	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00	$26.00	$27.00	$28.00	$29.00	$30.00	$31.00	$32.00	$33.00	$34.00	$35.00
Year Ended April 30, 2003
Net Income	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83
Average Shares Outstanding	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40
Earnings Per Share	$0.600	$0.600	$0.600	$0.600	$0.600	$0.600	$0.600	$0.600	$0.600	$0.600	$0.600	$0.600	$0.600	$0.600	$0.600	$0.600
Net Income Adjustment:
Total Class B Purchase Price	$21.75	$22.83	$23.92	$25.01	$26.10	$27.18	$28.27	$29.36	$30.44	$31.53	$32.62	$33.71	$34.79	$35.88	$36.97	$38.06
Reduction in Interest Income	1.44%	1.44%	1.44%	1.44%	1.44%	1.44%	1.44%	1.44%	1.44%	1.44%	1.44%	1.44%	1.44%	1.44%	1.44%	1.44%
Pro Forma Interest Reduction	$0.31	$0.33	$0.34	$0.36	$0.38	$0.39	$0.41	$0.42	$0.44	$0.45	$0.47	$0.49	$0.50	$0.52	$0.53	$0.55
Tax Rate	31.7%	31.7%	31.7%	31.7%	31.7%	31.7%	31.7%	31.7%	31.7%	31.7%	31.7%	31.7%	31.7%	31.7%	31.7%	31.7%
Net Income Adjustment	$0.21	$0.22	$0.24	$0.25	$0.26	$0.27	$0.28	$0.29	$0.30	$0.31	$0.32	$0.33	$0.34	$0.35	$0.36	$0.37
Pro Forma Year Ended April 30, 2003
Net Income	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83	$21.83
Adjustment	0.21	0.22	0.24	0.25	0.26	0.27	0.28	0.29	0.30	0.31	0.32	0.33	0.34	0.35	0.36	0.37
Adjusted Net Income	$21.62	$21.608	$21.60	$21.59	$21.58	$21.57	$21.55	$21.54	$21.53	$21.52	$21.51	$21.50	$21.49	$21.48	$21.47	$21.46
Average Shares	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40
Repurchase of Class B Shares	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)
Adjusted Shares Outstanding	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31
Pro Forma Earnings Per Share	$0.612	$0.612	$0.612	$0.611	$0.611	$0.611	$0.610	$0.610	$0.610	$0.610	$0.609	$0.609	$0.609	$0.608	$0.608	$0.608
Accretion (Dilution) to EPS	$+0.012	$+0.012	$+0.012	$+0.012	$+0.011	$+0.011	$+0.011	$+0.010	$+0.010	$+0.010	$+0.009	$+0.009	$+0.009	$+0.008	$+0.008	$+0.008
Forecasted Year Ending April 30, 2004E
Net Income	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28
Average Shares Outstanding	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40
Earnings Per Share	$0.667	$0.667	$0.667	$0.667	$0.667	$0.667	$0.667	$0.667	$0.667	$0.667	$0.667	$0.667	$0.667	$0.667	$0.667	$0.667
Net Income Adjustment:
Total Class B Purchase Price	$21.75	$22.83	$23.92	$25.01	$26.10	$27.18	$28.27	$29.36	$30.44	$31.53	$32.62	$33.71	$34.79	$35.88	$36.97	$38.06
Reduction in Interest Income	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%

Pro Forma Interest Reduction	$0.22	$0.23	$0.24	$0.25	$0.26	$0.27	$0.28	$0.29	$0.30	$0.32	$0.33	$0.34	$0.35	$0.36	$0.37	$0.38
Tax Rate	31.5%	31.5%	31.5%	31.5%	31.5%	31.5%	31.5%	31.5%	31.5%	31.5%	31.5%	31.5%	31.5%	31.5%	31.5%	31.5%
Net Income Adjustment	$0.15	$0.16	$0.16	$0.17	$0.18	$0.19	$0.19	$0.20	$0.21	$0.22	$0.22	$0.23	$0.24	$0.25	$0.25	$0.26
Pro Forma Year Ending April 30, 2004E
Net Income	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28	$24.28
Adjustment	0.15	0.16	0.16	0.17	0.18	0.19	0.19	0.20	0.21	0.22	0.22	0.23	0.24	0.25	0.25	0.26
Adjusted Net Income	$24.13	$24.13	$24.12	$24.11	$24.10	$24.10	$24.09	$24.08	$24.07	$24.07	$24.06	$24.05	$24.04	$24.04	$24.03	$24.02
Average Shares	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40	36.40
Repurchase	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)	(1.09)
Adjusted Shares Outstanding	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31	35.31
Pro Forma Earnings Per Share	$0.683	$0.683	$0.683	$0.683	$0.683	$0.682	$0.682	$0.682	$0.682	$0.682	$0.681	$0.681	$0.681	$0.681	$0.681	$0.680
Accretion (Dilution) to EPS	$+0.016	$+0.016	$+0.016	$+0.016	$+0.015	$+0.015	$+0.015	$+0.015	$+0.015	$+0.014	$+0.014	$+0.014	$+0.014	$+0.014	$+0.013	$+0.013

Pro Forma Historical and Projected Income Statements at $23.00

Repurchase Price

($s and shares in millions, except per share data)

Assumptions:
Cash Considerations per Class B Share	$23.00
Number of Class B Shares	1.09
Total Repurchase Value	$25.0

	FY 2003	FY 2004E
Weighted Average Interest Income on Cash	1.44%	1.00%

	Fiscal Year Ended April 30, 2003				Fiscal Year Ending April 30, 2004E
	Actual	Adj.		Pro Forma	Forecast	Adj.		Pro Forma
Net Sales & Other Income	$363.1	—		$363.1	$353.2	—		$353.2
Cost of Sales	282.5	—		282.5	270.2	—		270.2
Gross Profit	80.6	—		80.6	83.0	—		83.0
Selling & Administrative Expense	32.7	—		32.7	30.4	—		30.4
Depreciation and Amortization	17.2	—		17.2	18.3	—		18.3
Operating Income	30.6	—		30.6	34.3	—		34.3
Interest Expense (Income), Net	(1.2)	$0.4	(a)	(0.8)	(1.0)	$0.3	(a)	(0.7)
Other Expense (Income), Net	(0.2)	—		(0.2)	(0.2)	—		(0.2)
Income (Loss) before Provision for Taxes	32.0	(0.4)		31.6	35.4	(0.3)		35.2
Provision (Benefit) for Income Taxes	10.1	(0.1	)(b)	10.0	11.2	(0.1	)(d)	11.1
Net Income	$21.8	$(0.2)		$21.6	$24.3	$(0.2)		$24.1

Net Income per Common Share:
Diluted Earnings Per Share	$0.600			$0.611	$0.667			$0.683
Weighted Average Shares, Diluted	36.4	(1.09	)(c)	35.3	36.4	(1.09	)(c)	35.3
Accretion (Dilution) to Methode Electronics, Inc.’s Earnings per Share				$ +0.012				$ +0.016

(a)                                  Reflects reduction in Interest Income as a result of cash payment to Class B shareholders.

(b)                                 Reflects Company’s FY 2003 tax rate of 31.7%.

(c)                                  Reflects reduction of Class B shares as a result of the $23.00 per share cash repurchase; assumes number of Class B shares as of the latest Form 10-Q for the fiscal quarter ended January 31, 2003.

(d)                                 Reflects Company’s FY 2004 tax rate of 31.5%.

Pro Forma Balance Sheet at $23.00 Repurchase Price as of April 30, 2003

($s and shares in millions, except per share data)

	As of 4/30/03	Adj.		Pro Forma as of 4/30/03
ASSETS:
Cash	$64.3	$(25.0)		$39.3
Accounts Receivable, Net	58.2	—		58.2
Inventories	31.9	—		31.9
Other Current Assets	21.3	—		21.3
Total Current Assets	175.8	(25.0)		150.7
Property, Plant & Equipment, Net	82.9	—		82.9
Goodwill	18.1	—		18.1
Intangible Assets, Net	25.5	—		25.5
Other Assets	13.3	—		13.3
Total Assets	$315.5	$(25.0)		$290.5
LIABILITIES & STOCKHOLDERS’ EQUITY:
Accounts & Notes Payable	$24.5	—		$24.5
Other Current Liabilities	24.8	—		24.8
Total Current Liabilities	49.3	—		49.3
Other Liabilities	11.2	—		11.2
Total Liabilities	60.5	—		60.5
Total Stockholders’ Equity	255.0	$(25.0)		230.0
Total Liabilities & Stockholders’ Equity	$315.5	$(25.0)		$290.5
Stockholders’ Equity per Share	$7.01			$6.51
Shares Outstanding	36.40	(1.09	)(a)	35.31

(a)                                  Reflects reduction of Class B shares as a result of the $23.00 per share cash repurchase.

TAB XIV

Control Premium/Non-Control Dilution Sensitivity Analysis—July 2, 2003 Price

Control Premium/Non-Control Dilution Sensitivity Analysis—July 2, 2003 Price

(in millions, except per share data)

	Class A	Class B	Total
Closing Price-July 2, 2003(a)	$11.23	$19.75
Shares Outstanding	35.31	1.09	36.40
Market Value	$396.51	$21.47	$417.98

	Repurchase Price per Class B Share
	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00	$26.00	$27.00	$28.00	$29.00	$30.00	$31.00	$32.00	$33.00	$34.00
Premium to Class A Shares	78.09%	87.00%	95.90%	104.81%	113.71%	122.62%	131.52%	140.43%	149.33%	158.24%	167.14%	176.05%	184.95%	193.86%	202.76%
Class B Shares Outstanding	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09	1.09
Total Consideration (millions)	$21.75	$22.83	$23.92	$25.01	$26.10	$27.18	$28.27	$29.36	$30.44	$31.53	$32.62	$33.71	$34.79	$35.88	$36.97
Less: Value at Class A Price	(12.21)	(12.21)	(12.21)	(12.21)	(12.21)	(12.21)	(12.21)	(12.21)	(12.21)	(12.21)	(12.21)	(12.21)	(12.21)	(12.21)	(12.21)
Control Premium to Class B Shareholders (millions)	$9.54	$10.62	$11.71	$12.80	$13.88	$14.97	$16.06	$17.15	$18.23	$19.32	$20.41	$21.50	$22.58	$23.67	$24.76
Market Value of Class A Shares	$396.51	$396.51	$396.51	$396.51	$396.51	$396.51	$396.51	$396.51	$396.51	$396.51	$396.51	$396.51	$396.51	$396.51	$396.51
Dilution to Class A Holders (Control Premium/Market Value)	2.40%	2.68%	2.95%	3.23%	3.50%	3.78%	4.05%	4.32%	4.60%	4.87%	5.15%	5.42%	5.70%	5.97%	6.24%

(a)                                   Reflects price one day prior to announcement of Dura’s offer to acquire all of Methode’s Class B common stock for $23.00 per share.